MOVABLE ASSET MORTGAGE

THIS MOVABLE ASSET MORTGAGE (the "Agreement") is dated **15th June, 2020.**

BETWEEN PARTIES

(1) **First Abu Dhabi Bank PJSC,** a public joint stock company incorporated in the Emirate of Abu Dhabi and having its head office at FAB Building, Khalifa Business Park - Al Qurm District, P.O. Box 6316, Abu Dhabi, UAE (the "**Bank**"); and

(2) **Brooge Petroleum and Gas Investment Company FZE**, a company incorporated in Fujairah having its registered address at P.O. Box 50170, Fujairah, U.A.E (the " **Customer** ").

WHEREAS

The Customer is required to enter into this Agreement under the Facility Agreement.

IT IS AGREED AS FOLLOWS:

1. DEFINITIONS:

Capitalised words used but not defined in this Agreement shall have the meaning given to them in the Facility Agreement and the Islamic General Terms and Conditions of Mortgage against Moveable Assets (V1. 06-20) (the "**Terms**") and:

"**Facility Agreement**" means the facility offer letter dated **15th June, 2020** between the Customer and the Bank and includes any variations, supplements or amendments thereto.

2. MORTGAGE

The Customer, as security for the irrevocable and unconditional payment, performance and discharge of the Secured Liabilities, creates a first ranking non-possessory mortgage in favour of the Bank over the Mortgaged Assets in accordance with the terms of this Agreement, the Terms, the Mortgage of Movable Property Law and the Mortgage of Movable Property Regulations.

MORTGAGED ASSETS ADDENDUM

	ASSET
1	Irrevocable assignment of "Main Terminal Lease and Offtake Agreement" dated 4th April, 2019 executed between the Customer and Al Brooge International Advisory LLC, in favour of First Abu Dhabi Bank PJSC

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس : 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

FAB الإسلامي ISLAMIC

SIGNATURE PAGE TO THE MORTGAGE AGAINST MOVABLE ASSETS

IN WITNESS WHEREOF this Agreement was executed by the duly authorised representatives of the parties.

EXECUTED BY

The Customer

Brooge Petroleum and Gas Investment Company FZE

____

Acting by: Nicolaas L Paardenkooper , CEO

The Bank

First Abu **Dhabi** Bank PJSC

CRISTOBAL FIGUEROA
____

Acting by:

Bassam Masaoud

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: [illegible]
[illegible] PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435